                                                                   EXHIBIT 10.37




                                                                    CONFIDENTIAL

                                                             |__| Kelly's Copy
                                                             |__| Company's Copy
                               FIRST AMENDMENT TO
                           CHANGE OF CONTROL AGREEMENT

To VINCENT D. KELLY:

         By signing below, you agree to this First Amendment (the "Amendment") to your Change of Control Agreement with Metrocall, Inc. (the "Company") dated as of May 15, 1996 (the "Change of Control Agreement"). This Amendment is effective as of April 1, 2001.

        1. Section 1(b) is hereby deleted in its entirety and replaced with the following:

                "(b) CHANGE OF CONTROL. For purposes of this Agreement, the term "Change in Control" means the first to occur of the following:

                        (i) any Person or group of Persons acting in concert, in a transaction or a series of transactions, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities that have the right to vote for the election of directors generally (not including in such securities beneficially owned by such Person any securities acquired directly from or received through an exchange offer with the Company), other than any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of Section 3.2(3); or

                        (ii) the following individuals cease for any reason to constitute 66 2/3% of the directors of the Company then serving: individuals who on the effective date hereof constitute the Board, and any new director whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (other than a new director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company); or

                        (iii) there is consummated a merger, consolidation or other business combination (including an exchange of securities with the security holder's of a corporation that is a constituent in such business combination) of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger, consolidation or business combination which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or business combination continuing to represent at least a majority of the combined voting power of the securities having the right to vote for the election of directors generally of the Company or the surviving entity or any parent thereof outstanding immediately after such merger, consolidation or business combination (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity or parent thereof);

                        (iv) there is consummated an agreement for the sale, lease or other disposition by the Company of all or substantially all of the Company's assets, other than a sale, lease or other disposition by the Company of all or substantially all of the Company's assets to an entity, at least a majority of the combined voting power of the outstanding securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

                        (v) there has been an entry by a court of competent jurisdiction of an order confirming a plan of reorganization of the Company under Chapter 11 of the Bankruptcy Code.

                        Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                        For purposes of this Section 1(b), (y) "Person" shall mean any person or entity other than (I) any employee plan established by the Company, (II) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (III) an underwriter temporarily holding securities pursuant to an offering of such securities, or (IV) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company and (z) "Beneficial Owner" shall have the meaning set forth in Rule 12d-3 under the Exchange Act."

        2. Section 1(f)(v) is hereby deleted in its entirety and replaced with the following:

                        "(v) the termination of employment of either William L. Collins, III or Steven D. Jacoby (I) by the Company without "Cause," or (II) by Collins or Jacoby for "Good Reason" as that term is defined and applied in their respective change of control agreements.

        3. Section 3(a) is hereby deleted in its entirety and replaced with the following:

                "(a) ENTITLEMENT TO BENEFITS. If a Change of Control of the Company occurs, the Executive shall be entitled to the benefits provided in Section 4 hereof upon his termination of employment with the Company within two years after the date of the Change of Control, unless such termination is (i) by the Company for Cause, or
                        (ii) by the Executive other than for Good Reason. A termination of the Executive's employment that entitles the Executive to the payment of benefits under Section 4 hereof shall be referred to hereinafter as a "Termination." "

        4. The introductory paragraph of Section 4 is hereby amended by deleting the phrase "three-year period" and substituting in its place "two-year period".

        5.      Section 4(b) is hereby amended by deleting the phrase "three
                (3)" and substituting in its place "two (2)".

         The Change of Control Agreement, except as amended and modified above, remains in full force and effect and shall be otherwise unaffected hereby.

                                         METROCALL, INC.



Date:                                By: /s/Francis A. Martin, III
     -------------------                 ------------------------------------
                                         Francis A. Martin, III
                                         Chairman of the Compensation Committee


Date:                                By: /s/Vincent D. Kelly
    --------------------                 ------------------------------------
                                          Vincent D. Kelly

                                      -3-